Exhibit 32.1

REYNOLDS AMERICAN INC.

Certification Pursuant to 18 U.S.C. §1350

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Daniel M. Delen, Chief Executive Officer, and Thomas R. Adams, Chief Financial Officer, of Reynolds American Inc. (“RAI”), hereby certifies, to his knowledge, that:

1)	RAI’s Annual Report on Form 10-K for the year ended December 31, 2013, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in RAI’s Annual Report on Form 10-K for the year ended December 31, 2013, fairly presents, in all material respects, the financial condition and results of operations of RAI.

EXECUTED this 11th day of February, 2014.

/s/ Daniel M. Delen
Daniel M. Delen, President and
Chief Executive Officer of Reynolds American Inc.

/s/ Thomas R. Adams
Thomas R. Adams, Executive Vice President and
Chief Financial Officer of Reynolds American Inc.